    As filed with the Securities and Exchange Commission on September 3, 1998
                                               Registration No. 333-____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                                UTI ENERGY CORP.
             (Exact name of registrant as specified in its charter)


                 DELAWARE                                        23-2037823
(State or other jurisdiction of incorporation or              (I.R.S Employer
              organization)                                  Identification No.)


       16800 GREENSPOINT PARK
             SUITE 225N
           HOUSTON, TEXAS                                          77060
(Address of Principal Executive Offices)                         (Zip Code)


                      UTI ENERGY CORP. AMENDED AND RESTATED
                          1997 LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

                                   ----------

                                 VAUGHN E. DRUM
                                UTI ENERGY CORP.
                             16800 GREENSPOINT PARK
                                   SUITE 225N
                              HOUSTON, TEXAS 77060
                     (Name and address of agent for service)

                                 (281) 873-4111
          (Telephone number, including area code, of agent for service)

                                  With Copy to:

                                 CURTIS W. HUFF
                           FULBRIGHT & JAWORSKI L.L.P.
                            1301 MCKINNEY, SUITE 5100
                            HOUSTON, TEXAS 77010-3095
                                 (713) 651-5151

                                   ----------

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                          PROPOSED MAXIMUM           PROPOSED MAXIMUM
 TITLE OF SECURITIES TO          AMOUNT TO BE            OFFERING PRICE PER         AGGREGATE OFFERING            AMOUNT OF
     BE REGISTERED                REGISTERED                 SHARE (1)                  PRICE (1)              REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
Common Stock,
 $.001 par value              600,000 shares(2)                $7.00                    $4,200,000                  $1,239
===============================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and based upon the average of the high and low sales prices of a share of Common Stock as reported by the American Stock Exchange, Inc. on September 2, 1998.

(2) Also includes an indeterminable number of shares of Common Stock issuable as a result of the anti-dilution provisions of such plans.


================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE.

             The following documents are hereby incorporated by reference in this Registration Statement:

             1. The Annual Report on Form 10-K of UTI Energy Corp., a Delaware corporation (the "Registrant"), for the year ended December 31, 1997;

             2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998;

             3. The Registrant's Current Report on Form 8-K dated April 9, 1998, as amended; and

             4. The description of the Registrant's common stock, $.001 par value, contained in a registration statement on Form 8-A (filed on November 8, 1993), including any amendment or report filed for the purpose of updating such description.

             All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.      DESCRIPTION OF SECURITIES.

             Not applicable.


ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL.

             Certain legal matters in connection with the securities offered hereby are being passed upon for the Registrant by Fulbright & Jaworski L.L.P. ("Fulbright"), Houston, Texas. Curtis W. Huff, a director of the Company, serves as of-counsel to Fulbright.

ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

             Under Delaware law, a corporation may include provisions in its certificate of incorporation that will relieve its directors of monetary liability for breaches of their fiduciary duty to the corporation, except under certain circumstances, including a breach of the director's duty of loyalty, acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of law, the approval of an improper payment of a dividend or an improper purchase by the corporation of stock or any transaction from which the director derived an improper personal benefit. The Registrant's Certificate of Incorporation provides that the Registrant's directors are not liable to the Registrant or its stockholders for monetary damages for breach of their fiduciary duty, subject to the described exceptions specified by Delaware law.

             Section 145 of the Delaware General Corporation Law grants to the Registrant the power to indemnify each officer and director of the Registrant against liabilities and expenses incurred by reason of the fact that he is or was an officer or director of the Registrant if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The By-laws of the Registrant provide for indemnification of each officer and director of the Registrant to the fullest extent permitted by Delaware law.

             Section 145 of the Delaware General Corporation Law also empowers the Registrant to purchase and maintain insurance on behalf of any person who is or was an officer or director of the Registrant against liability asserted against or incurred by him in any such capacity, whether or not the Registrant would have the power to indemnify such officer or director against such liability under the provisions of Section 145. The Registrant maintains a directors' and officers' liability policy for such purpose.


ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED.

             Not applicable.


ITEM 8.      EXHIBITS.

             4.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 33-69726)).

             4.2 Amendment to Restated Certificate of Incorporation (incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (No. 33-69726)).

             4.3 Amendment to Restated Certificate of Incorporation (incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994).

             4.4 Amendment to Restated Certificate of Incorporation (incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-3 (No. 333-35109).

             4.5 By-laws of the Registrant, as amended (incorporated by reference to Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993).

             4.6 Form of Common Stock Certificate (incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 33-69726)).

             4.7 Registration Rights Agreement with Bear Stearns & Co. Inc. dated March 25, 1994, as assigned to Remy Capital Partners III, L.P. (incorporated by reference to Exhibit 10.17 to the Company's Annual Report on Form 10-K for the year ended December 31, 1993).

             4.8 Stock Option Agreement dated as of December 19, 1995, between the Registrant and Remy Consultants Incorporated (incorporated by reference to Exhibit 2 to the Registrant's Amendment No. 1 to Schedule 13D dated August 8, 1996).

             4.9 Warrant Agreement, dated April 11, 1997, by and between UTI Energy Corp. and Southland Drilling Company, Ltd. (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K dated April 11, 1997).

             4.10 Amended and Restated Loan and Security Agreement dated June
                  19, 1998, by and among FWA Drilling Company, Inc., International Petroleum Service Company, Triad Drilling Company, Universal Well Services, Inc., USC, Incorporated, UTI Energy Corp., UTICO, Inc., Panther Drilling, Inc., J.S.M. & Associates, Inc., Peterson Drilling Company and Mellon Bank, N.A. (incorporated by reference to Exhibit 10.1 the Registrant's Quarterly Report on Form 10-Q for the three months ended June 30, 1998).

             4.11 Note Purchase Agreement dated April 11, 1997, by and among FWA
                  Drilling Company, Inc., International Petroleum Service Company, Triad Drilling Company, Universal Well Services, Inc., USC, Incorporated, Panther Drilling, Inc., and Canpartners Investments IV, LLC (incorporated by reference to
                  Schedule 13D relating to the Registrant filed on April 22, 1997 by Canpartners Investments IV, LLC, Canpartners Incorporated, Mitchell R. Julis, Joshua S. Friedman and R. Christian B. Evensen).

             4.12 Note dated April 11, 1997, payable by FWA Drilling Company,
                  Inc., International Petroleum Service Company, Triad Drilling Company, Universal Well Services, Inc., USC, Incorporated and Panther Drilling, Inc. to Canpartners Investments IV, LLC (incorporated by reference to Exhibit 10.5 to the Registrant's Current Report on Form 8-K dated April 11, 1997).

            4.13 Warrant Agreement dated April 11, 1997, by and between UTI Energy Corp. and Canpartners Investments IV, LLC (incorporated by reference to Exhibit 10.6 to the Registrant's Current Report on Form 8-K dated April 11, 1997).

            4.14 Warrant dated April 11, 1997, by and between UTI Energy Corp. and Canpartners Investments IV, LLC (incorporated by reference to Exhibit 10.7 to the Registrant's Current Report on Form 8-K dated April 11, 1997).

            4.15 Registration Rights Agreement dated April 11, 1997, by and between UTI Energy Corp. and Canpartners Investments IV, LLC (incorporated by reference to Exhibit 10.8 to the Registrant's Current Report on Form 8-K dated April 11, 1997).

            4.16 UTI Energy Corp. 1997 Long-Term Incentive Plan (incorporated by reference to Exhibit 4.20 of the Registrants Annual Report on Form 10-K for the year ended December 31, 1997.

            4.17 Notes dated July 31, 1998, in the aggregate principal amount of $7.79 million payable by UTI Energy Corp. to the former shareholders of SUITS Enterprises, Inc. (incorporated by reference to Exhibit 4.3 to the Registrant's Quarterly Report on Form 10-Q for the three months ended June 30, 1998.

            4.18 Warrants dated July 33, 1998, to purchase 75,000 shares of Common Stock issued to the former shareholders of SUITS Enterprises, Inc.(incorporated by reference to Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the three months ended June 30, 1998.

            4.19 Warrants dated July 31, 1998, to purchase 25,000 shares of Common Stock, issues to the former shareholders of SUITS Enterprises, Inc.(incorporated by reference to exhibit 4.2 to the Registrant's Quarterly Report on Form 10-Q for the three months ended June 30, 1998.

            4.20 Agreement and Plan of Merger dated July 31, 1998, among the Company, Suits Acquisition Corp., Suits Enterprises, Inc. ("Suits") and the shareholders of Suits (incorporated by reference to exhibit 2.3 to the Registrant's Quarterly Report on Form 10-Q for the three months ended June 30, 1998.

            5.1   Opinion of Fulbright & Jaworski L.L.P.

            23.1  Consent of Ernst & Young LLP.

            23.2  Consent of Fulbright & Jaworski L.L.P. (included in Exhibit
                  5.1).

            24.1 Powers of Attorney (included on Page II-8 of this Registration Statement).

ITEM 9.      UNDERTAKINGS.

             The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

             Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 2, 1998.


                                       UTI ENERGY CORP.


                                       By:      /s/ Vaughn E. Drum
                                          -------------------------------
                                                  Vaughn E. Drum
                                            President, Chief Executive
                                               Officer and Director
                                           (Principal Executive Officer)


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Vaughn E. Drum and Mark S. Siegel, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           Signature                              Title                             Date
           ---------                              -----                             ----
     /s/ Vaughn E. Drum             President, Chief Executive Officer       September 2, 1998
-----------------------------                 and Director
        Vaughn E. Drum                 (Principal Executive Officer)


    /s/ John E. Vollmer               Vice President Chief Financial         September 2, 1998
-----------------------------                 Officer and
       John E. Vollmer                  Chief Accounting Officer
                                        (Principal Financial and
                                           Accounting Officer)

     /s/ Mark S. Siegel                Chairman of the Board and             September 2, 1998
-----------------------------                 Director
       Mark S. Siegel


   /s/ Kenneth N. Berns                       Director                       September 2, 1998
-----------------------------
     Kenneth N. Berns


     /s/ Terry H. Hunt                        Director                       September 2, 1998
-----------------------------
       Terry H. Hunt


    /s/ Nadine C. Smith                       Director                       September 2, 1998
-----------------------------
      Nadine C. Smith


   /s/ Robert B. Spears                       Director                       September 2, 1998
-----------------------------
     Robert B. Spears


    /s/ Curtis W. Huff                        Director                       September 2, 1998
-----------------------------
      Curtis W. Huff

                                  EXHIBIT INDEX


4.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on
      Form S-1 (Reg. No. 33-69726)).

4.2 Amendment to Restated Certificate of Incorporation (incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on
      Form S-1 (No. 33-69726)).

4.3 Amendment to Restated Certificate of Incorporation (incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994).

4.4 Amendment to Restated Certificate of Incorporation (incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on
      Form S-3 (No. 333-35109).

4.5 By-laws of the Registrant, as amended (incorporated by reference to Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993).

4.6   Form of Common Stock Certificate (incorporated by reference to Amendment
      No. 1 to the Registrant's Registration Statement on Form S-1 (Reg. No.
      33-69726)).

4.7   Registration Rights Agreement with Bear Stearns & Co. Inc. dated March 25,
      1994, as assigned to Remy Capital Partners III, L.P. (incorporated by reference to Exhibit 10.17 to the Company's Annual Report on Form 10-K for the year ended December 31, 1993).

4.8   Stock Option Agreement dated as of December 19, 1995, between the
      Registrant and Remy Consultants Incorporated (incorporated by reference to
      Exhibit 2 to the Registrant's Amendment No. 1 to Schedule 13D dated August
      8, 1996).

4.9   Warrant Agreement, dated April 11, 1997, by and between UTI Energy Corp.
      and Southland Drilling Company, Ltd. (incorporated by reference to Exhibit
      10.1 to the Registrant's Current Report on Form 8-K dated April 11, 1997).

4.10 Amended and Restated Loan and Security Agreement dated June 19, 1998, by and among FWA Drilling Company, Inc., International Petroleum Service
      Company, Triad Drilling Company, Universal Well Services, Inc., USC,
      Incorporated, UTI Energy Corp., UTICO, Inc., Panther Drilling, Inc.,
      J.S.M. & Associates, Inc., Peterson Drilling Company and Mellon Bank, N.A.
      (incorporated by reference to Exhibit 10.1 the Registrant's Quarterly
      Report on Form 10-Q for the three months ended June 30, 1998).

4.11  Note Purchase Agreement dated April 11, 1997, by and among FWA Drilling
      Company, Inc., International Petroleum Service Company, Triad Drilling
      Company, Universal Well Services, Inc., USC, Incorporated, Panther
      Drilling, Inc., and Canpartners Investments IV, LLC (incorporated by reference to Schedule 13D relating to the Registrant filed on April 22, 1997 by Canpartners Investments IV, LLC, Canpartners Incorporated,
      Mitchell R. Julis, Joshua S. Friedman and R. Christian B. Evensen).

4.12  Note dated April 11, 1997, payable by FWA Drilling Company, Inc.,
      International Petroleum Service Company, Triad Drilling Company, Universal
      Well Services, Inc., USC, Incorporated and Panther Drilling, Inc. to
      Canpartners Investments IV, LLC (incorporated by reference to Exhibit 10.5 to the Registrant's Current Report on Form 8-K dated April 11, 1997).

4.13  Warrant Agreement dated April 11, 1997, by and between UTI Energy Corp.
      and Canpartners Investments IV, LLC (incorporated by reference to Exhibit
      10.6 to the Registrant's Current Report on Form 8-K dated April 11, 1997).

4.14  Warrant dated April 11, 1997, by and between UTI Energy Corp. and
      Canpartners Investments IV, LLC (incorporated by reference to Exhibit 10.7 to the Registrant's Current Report on Form 8-K dated April 11, 1997).

4.15  Registration Rights Agreement dated April 11, 1997, by and between UTI
      Energy Corp. and Canpartners Investments IV, LLC (incorporated by reference to Exhibit 10.8 to the Registrant's Current Report on Form 8-K dated April 11, 1997).

4.16  UTI Energy Corp. Amended and Restated 1997 Long-Term Incentive Plan
      (incorporated by reference to Exhibit 4.20 to the Registrant's Annual
      Report on Form 10-K for the year ended December 31, 1997.

4.17 Notes dated July 31, 1998, in the aggregate principal amount of $7.79 million payable by UTI Energy Corp. to the former shareholders of SUITS
      Enterprises, Inc. (incorporated by reference to exhibit 4.3 to the Registrant's Quarterly Report on Form 10-Q for the three months ended June
      30, 1998.

4.18 Warrants dated July 33, 1998, to purchase 75,000 shares of Common Stock issued to the former shareholders of SUITS Enterprises, Inc.(incorporated by reference to exhibit 4.1 to the Registrant's Quarterly Report on Form
      10-Q for the three months ended June 30, 1998.

4.19 Warrants dated July 31, 1998, to purchase 25,000 shares of Common Stock, issues to the former shareholders of SUITS Enterprises, Inc.(incorporated by reference to exhibit 4.2 to the Registrant's Quarterly Report on Form
      10-Q for the three months ended June 30, 1998.

4.20  Agreement and Plan of Merger dated July 31, 1998, among the Company, Suits
      Acquisition Corp., Suits Enterprises, Inc. ("Suits") and the shareholders of Suits (incorporated by reference to exhibit 2.3 to the Registrant's
      Quarterly Report on Form 10-Q for the three months ended June 30, 1998.

5.1   Opinion of Fulbright & Jaworski L.L.P.

23.1  Consent of Ernst & Young LLP.

23.2  Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).

24.1  Powers of Attorney (included on Page II-8 of this Registration Statement).